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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TANNING TECHNOLOGY CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                      *     *     *     *     *     *    *

     We, the undersigned, President and Secretary, respectively, of Tanning Technology Corporation, do hereby certify as follows:

1. The name of the corporation (the "Corporation") is Tanning Technology Corporation.

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 29, 1997 and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 21, 1998.

3. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation (a) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by written consent of the holders of a majority of the outstanding shares of voting stock and a majority of the outstanding shares of each class of capital stock of the Corporation in accordance with Section 228 of the DGCL and (c) duly executed by an officer of the Corporation in accordance with
    Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended and restated, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective at 8:00 a.m. on July
    [     ], 1999.

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
                                   ARTICLE I

     The name of the corporation (the "Corporation") is Tanning Technology Corporation.
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                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

(a) The total number of shares of stock that the Corporation shall have authority to issue is 75,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 70,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     (b) (1) Upon the effectiveness of this Amended and Restated Certificate of Incorporation following its filing with the Secretary of State of the State of Delaware, (i) each share of issued and outstanding Class A common stock, par value $.01 per share, and Class C common stock, par value $.01 per share, of the Corporation, shall be changed and reclassified, without further action on the part of the holder thereof, into 0.32738904 of a share of Common Stock, thereby giving effect to a 1.0-for-3.05447 reverse stock split and (ii) each share of issued and outstanding Class B common stock, par value $.01 per share, of the Corporation, shall be changed and reclassified into 0.37467778 of a share of Common Stock, thereby giving effect to a 1.0-for-2.66896 reverse stock split.

          (2) The total number of shares of authorized stock of the Corporation set forth in this Article IV sets forth the total authorized stock of the Corporation after giving effect to the foregoing reverse stock splits.

          (3) Promptly after the filing of this Amended and Restated Certificate of Incorporation, the Corporation shall deliver to each former holder of issued and outstanding shares of Class A, Class B and Class C common stock that surrender for cancellation a certificate or certificates representing outstanding shares of Class A, Class B and Class C common stock prior to the reverse stock splits, a certificate or certificates representing the number of shares of Common Stock issuable by reason of the reverse stock splits in the name of such holder. This issuance of certificates for shares of Common Stock shall be made without charge for any issuance tax in respect thereof or other cost incurred by the Corporation in

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     connection with such reverse stock split and the related issuance of shares of Common Stock. From and after the filing of this Amended and Restated Certificate of Incorporation, certificates representing outstanding shares of Class A, Class B and Class C common stock prior to the reverse stock split shall thereupon be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock issuable by reason of the reverse stock splits.

          (4) No fractional shares resulting from the reverse stock splits shall be issued. Any holder of Common Stock who by reason of a reverse stock split would have been entitled to receive a fraction of a share of Common Stock shall receive only the nearest whole share, with 0.5 of a share or more fractional shares being rounded up to the next whole share.

     (c) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (1) The designation of the series, which may be by distinguishing number, letter or title.

        (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

        (3) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

        (4)  The dates on which dividends, if any, shall be payable.

        (5) The redemption rights and price or prices, if any, for shares of the series.

        (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

        (7) The amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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        (8)  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

        (9) Restrictions on the issuance of shares of the same series or of any other class or series.

        (10) The voting rights, if any, of the holders of shares of the series.

     (d) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

        Except as may be provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

        Without limiting the generality of the foregoing, the right of the holders of shares of Common Stock to remove a director other than for cause shall be only as set forth in the Amended and Restated Shareholder Agreement, dated as of July [ ], 1999, by and among the Corporation and certain of its stockholders (the "Shareholder Agreement").

     (e) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V

     In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

          (1) to adopt, amend or repeal the bylaws of the Corporation; provided, however, that the bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that in the

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     case of amendments by stockholders, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to alter, amend or repeal any provision of the bylaws; and

          (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

     The Corporation may in its bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of this Article V. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE VI

     (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specific circumstances:

          (1) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; and

          (2) special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board of Directors, or the President of the Corporation.

     (b) No business other than that stated in the notice shall be transacted at any special meeting.

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     (c) Advanced notice of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

     (d) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                  ARTICLE VII

     (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors.

     (b) The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     (c) A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

     (d) Subject to (i) the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances and (ii) the provisions of the Shareholder Agreement, any director may be removed from office at any time only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the

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provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in a Preferred Stock Designation, any such director of the Corporation so elected may be removed in accordance with the provisions of such Preferred Stock Designation.

     (e) Except as otherwise provided for in a Preferred Stock Designation and subject to the provisions of the Shareholder Agreement, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (f) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the corporation, as amended and in effect from time to time.

     (g) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (h) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                  ARTICLE VIII

     (a) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader

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indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.

     (b) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VIII.

     (c) Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE IX

     (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE X

     Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be signed by Larry G. Tanning, its President, and Mark Warren Reinhardt, its Secretary, this ___ day of July, 1999.

                               TANNING TECHNOLOGY CORPORATION

                               By:
                                  ---------------------------------
                                  Larry G. Tanning, President


                               By:
                                  ---------------------------------
                                  Mark Warren Reinhardt, Secretary

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